UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                           FORM 8-K/A
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 21, 2002









                GLOBAL INDUSTRIAL SERVICES, INC.
     (Exact name of registrant as specified in its charter)

Nevada                   000-29983               98-0203485
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(State of               (Commission        (I.R.S. Employer
Organization)           File Number)    Identification No.)


14th Floor, 609 Granville Street, Vancouver, B.C. Canada      V6Y 1G5
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(Address of principal executive offices)                   (Zip Code)

                         (604) 683-8358
       Registrant's telephone number, including area code

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         The Registrant has engaged the accounting firm of KPMG
LLP to serve as the Registrant's new principal independent accountant. KPMG LLP replaces Merdinger, Fruchter, Rosen & Corso,
P.C. as the Registrant's principal auditor.

         The dismissal of the firm of Merdinger, Fruchter, Rosen
& Corso, P.C., was approved by the Board of Directors of the Registrant on February 21, 2002.

         The former accountant's report on the financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two most recent fiscal years and the subsequent interim period preceding the dismissal of Merdinger, Fruchter, Rosen & Corso, P.C. there were no disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement(s), if any, in connection with its reports.

         The firm of KPMG LLP was engaged by the Board of Directors as the new certifying accountants on March 4, 2002.

         A letter addressed to the Securities and Exchange
Commission from the former accountant stating its agreement with the disclosures made in this filing is filed as an exhibit hereto.


ITEM 7.   EXHIBITS

16        Letter re: Change in accountants

SIGNATURES

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    GLOBAL INDUSTRIAL SERVICES, INC.


                         /s/ Terry Kirby
                         Terry Kirby
                         President/Secretary/Treasurer

                         Date:  March 7, 2002